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Exhibit 5.1

November 10, 2017

American Axle & Manufacturing Holdings, Inc.
One Dauch Drive
Detroit, Michigan 48211

American Axle & Manufacturing Holdings, Inc.
15,000,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to American Axle & Manufacturing Holdings, Inc., a Delaware corporation (“Holdings”) in connection with the registration statement on Form S‑3 (File No. 333-217033) (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of, among other securities, shares of Holdings’ common stock, par value $0.01 per share (“Common Stock”).

This opinion relates to 15,000,000 shares of Common Stock sold by ASP MD Investco L.P., an affiliate of American Securities LLC, (collectively, the “Selling Stockholder”), pursuant to the Underwriting Agreement, dated November 7, 2017 (the “Underwriting Agreement”), among the Company, the Selling Stockholder and Deutsche Bank Securities Inc. (the “Shares”).

In that connection, we have reviewed the originals, or copies identified to our satisfaction, of the Registration Statement, the Base Prospectus, dated March 30, 2017, as supplemented by the final prospectus supplement, dated November 7, 2017 (together with the Base Prospectus, the “Prospectus”) , the Underwriting Agreement, the certificates of incorporation and by‑laws of Holdings, as amended, and such corporate records of Holdings, certificates of public officials, officers of Holdings and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below.  In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies.  We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of Holdings.

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Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.

Based upon the foregoing, and upon such other investigation as we have deemed necessary, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and non‑assessable.

We understand that this opinion is to be used in connection with the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

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